                                                                      Exhibit 21

                       FANZ ENTERPRISES, INC. SUBSIDIARIES







Name                        State of Organization              d/b/a Names
----                        ---------------------              -----------

FanZ Merchandising, Inc.    Delaware                           None

FanZ Racing, Inc.           Delaware                           None